Exhibit 99.2

W. P. Carey Inc. Completes $2.7 Billion Merger with CPA®:18

Adds Approximately $2 Billion of Real Estate After Dispositions

New York, NY – Aug. 1, 2022 – W. P. Carey Inc. (W. P. Carey, NYSE: WPC), a net lease REIT, today announced the completion of its merger with Corporate Property Associates 18 – Global Incorporated ("CPA:18").

W. P. Carey believes the primary benefits of the merger include:

•	Immediately accretive to Real Estate AFFO per share, offsetting pre-merger income earned from managing CPA:18

•	Concludes the company's exit from the non-traded REIT business, incrementally simplifying the company and enhancing its earnings quality

•	Adds a well-diversified and high-quality net lease portfolio that enhances certain portfolio metrics

•	Adds an attractive portfolio of 65 self-storage operating properties

•	No material integration risk

•	Enhances operating efficiency

•	Maintains a strong and flexible investment-grade balance sheet

In connection with the merger:

•	CPA:18 stockholders received 0.0978 shares of W. P. Carey common stock plus $3.00 of cash for each share of CPA:18 in a transaction initially estimated to be valued at approximately $2.7 billion and expected to add approximately $2 billion of real estate assets, after proposed asset sales, the substantial majority of which have been completed; and

•	W. P. Carey expects to issue 13.8 million shares of its common stock, increasing its equity market capitalization to approximately $18 billion.

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $25 billion and a diversified portfolio of operationally critical commercial real estate that on a combined company basis with CPA:18 includes 1,390 net lease properties covering approximately 170 million square feet and a portfolio of 84 self-storage operating properties, as of June 30, 2022 (after certain planned dispositions of CPA:18 properties). For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the anticipated benefits of the merger. These statements are based on the current expectations of our management and are subject to change. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the Securities and Exchange Commission (the “SEC”) and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:

Peter Sands

1 (212) 492-1110

institutionalir@wpcarey.com

Individual Investors:

W. P. Carey Inc.

1 (212) 492-8920

ir@wpcarey.com

Press Contact:

Anna McGrath

1 (212) 492-1166

amcgrath@wpcarey.com